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                               INDEX TO EXHIBITS

23.1  Consent of Hein + Associates LLP
23.2  Consent of Arthur Andersen LLP
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                                  EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Registration Statement on Form S-4 of Industrial Data Systems Corporation of our report dated March 7, 2001, accompanying the consolidated financial statements of Industrial Data Systems Corporation contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



Hein + Associates LLP

Houston, Texas
August 23, 2001